Exhibit 10.17(c)

MANPOWER INC.

RESTRICTED STOCK AGREEMENT

(CEO)

This Restricted Stock Agreement (this “Agreement”) is executed as of             , 200   by and between MANPOWER INC., a Wisconsin corporation (the “Corporation”), and                              (the “Employee”).

W I T N E S S E T H:

WHEREAS the Board of Directors of the Corporation has established the 2003 Equity Incentive Plan (the “Plan”) with the approval of the shareholders of the Corporation; and

WHEREAS, the Employee has been granted Restricted Stock under the Plan subject to the terms provided in this Agreement and the Plan.

NOW, THEREFORE, the Corporation and the Employee hereby agree as follows:

1. Provisions of Plan Control. This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference. The Plan empowers the Administrator to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of the Administrator with respect to the Plan shall be binding upon the Employee. Unless otherwise provided herein, all capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan. A copy of the Plan will be delivered to the Employee upon reasonable request.

2. Terms of Award. The Employee has been granted              Shares of Restricted Stock under the Plan. Notwithstanding the terms of the Plan, the Administrator has determined that the Restricted Period is the period ending on                     , unless the Restricted Period ends sooner as provided in the Plan.

Notwithstanding the foregoing, the provisions of Section 8(e) of the Plan, regarding a Triggering Event, shall not apply to this Agreement. Instead, in connection with a Triggering Event, the Restricted Period shall end and all restrictions applicable to any Restricted Stock then held by the Employee shall lapse and the Shares of Restricted stock shall vest in full upon any of the following:

(i)	Where the Corporation’s shares remain publicly traded on a national securities exchange after the Triggering Event, if Employee’s employment is terminated by the Corporation other than for “Cause”, as defined below, during a Protected Period or within two (2) years following a Triggering Event;

(ii)	Where the Corporation’s shares remain publicly traded on a national securities exchange after the Triggering Event, if Employee voluntarily terminates his employment for “Good Reason” as defined below, during Protected Period or within two (2) years following a Triggering Event; or

(iii)	upon a Triggering Event where the Corporation’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the Restricted Stock granted hereunder is converted, on a tax-free basis, into shares of an acquiring corporation that is publicly traded on a national securities exchange.

In the event of accelerated vesting due to the termination of Employee’s employment during a Protected Period, the accelerated vesting will occur as of the date of the Triggering Event.

Further, the provisions of Section 8(d)(2) of the Plan regarding normal retirement or early retirement shall not apply to this Agreement. Instead, upon the Employee’s Retirement, the Restricted Period shall end and all restrictions applicable to any Restricted Stock then held by the Employee shall immediately lapse and the Shares of Restricted Stock shall vest in full.

Finally, notwithstanding the foregoing, the Restricted Period shall end and the Employee shall become vested in a prorated number of Shares of Restricted Stock if the Shares have not previously vested or been forfeited, as follows:

a.	upon the Employee’s termination of employment by the Corporation other than for “Cause,” as defined below, where such termination does not occur during a Protected Period or within two (2) year following a Triggering Event; or

b.	upon the Employee’s voluntary termination of employment for “Good Reason,” as defined below, where such termination does not occur during a Protected Period or within two (2) year following a Triggering Event.

c.	The number of Shares of Restricted Stock that shall vest upon the occurrence of either (a) or (b) above shall be the number of Shares determined by multiplying the total Shares granted hereunder by the quotient of: (x) the number of days between and including the date of this Agreement and the date of the Employee’s termination of employment, divided by (y) days.

For purposes of this paragraph:

a.	Termination for “Cause” will mean termination of the Employee’s employment upon:

(i)	Employee’s repeated failure to perform his duties with the Corporation in a competent, diligent and satisfactory manner as determined by the Committee,

(ii)	Employee’s failure or refusal to follow the reasonable instructions or direction of the Corporation’s Board of Directors, which failure or refusal remains uncured, if subject to cure, to the reasonable satisfaction of the Board of Directors for five (5) business days after receiving notice thereof from the Board of Directors, or repeated failure or refusal to follow the reasonable instructions or directions of the Board of Directors,

(iii)	any act by Employee of fraud, material dishonesty or material disloyalty involving the Corporation,

(iv)	any violation by Employee of a Corporation policy of material import,

(v)	any act by Employee of moral turpitude which is likely to result in discredit to or loss of business, reputation or goodwill of the Corporation,

(vi)	Employee’s chronic absence from work other than by reason of a serious health condition,

(vii)	Employee’s commissions of a crime the circumstances of which substantially relate to Employee’s employment duties with the Corporation, or

(viii)	the willful engaging by Employee in conduct which is demonstrably and materially injurious to the Corporation. For purposes of this Agreement, no act, or failure to act, on Employee’s part will be deemed “willful” unless done, or omitted to be done, by Employee not in good faith.

b.	“Good Reason” will mean, without the Employee’s consent, the occurrence of any one or more of the following:

(i)	a material dimunition in Employee’s authority, duties or responsibilities;

(ii)	any material breach of any material obligation of the Corporation for the payment or provision of compensation or other benefits to Employee;

(iii)	a material dimunition in Employee’s base salary or a failure by the Corporation to provide an arrangement for Employee for any fiscal year of the Corporation giving Employee the opportunity to earn an incentive bonus for such year;

(iv)	Employee’s being required by the Corporation to materially change the location of his principal office; provided such new location is one in excess of fifty miles from the location of Employee’s principal office before such change;

(v)	a material dimunition in Employee’s annual target bonus opportunity for a given fiscal year within two years after the occurrence of a Triggering Event, as compared to the annual target bonus opportunity for the fiscal year immediately preceding the fiscal year in which a Triggering Event occurred.

Notwithstanding the provisions above, Good Reason does not exist unless (i) Employee objects to any material dimunition or breach described above by written notice to the Corporation within twenty (20) business days after such dimunition or breach occurs, (ii) the Corporation fails to cure such dimunition or breach within thirty (30) days after such notice is given and (iii) Employee’s employment with the Corporation is terminated by Employee within ninety (90) days after such dimunition or breach occurs.

c.	“Retirement” will mean termination of the Employee’s employment on or after the Employee has attained age 55 and has completed 10 years of Service.

d.	“Service” means the period beginning on the date the Employee’s employment with the Corporation or its direct or indirect subsidiaries (collectively, the “Manpower Group”) commences and ending on the date the Employee’s employment with the Manpower Group terminates.

3. Dividends and Voting Rights. The Employee shall be entitled to receive any dividends that become payable with respect to such shares of Restricted Stock and shall be entitled to voting rights with respect to such shares of Restricted Stock.

4. Taxes. The Corporation may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the grant or vesting of such Restricted Stock or any payments in connection with the Restricted Stock, and the Corporation may defer making delivery of any Restricted Stock or Shares in respect of Restricted Stock until arrangements satisfactory to the Corporation have been made with regard to any such payment, reimbursement, or withholding obligation.

5. Stock Certificates. In accordance with the Plan, the Corporation will retain custody of the stock certificates representing Restricted Stock during the Restricted Period. As soon as practicable after the execution of this Agreement, the Participant shall deliver to the Corporation a stock power signed by the Participant to be used in the event the Restricted Stock is forfeited to the Corporation. The Participant’s signature on such stock power shall be guaranteed by an institution that is a member of a Medallion signature guarantee program or a similar signature guarantee program acceptable to the Corporation’s transfer agent.

6. Multiple Executed Copies. This Agreement may be executed in multiple copies, each of which will constitute an original, and which together will constitute one and the same agreement providing for a single grant of shares of Restricted Stock.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed as of the date and year first above written.

MANPOWER INC.

By:

The undersigned Employee hereby accepts the foregoing grant of Restricted Stock and agrees to the several terms and conditions hereof and of the Plan.

Employee

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